EX-23.2

                           Larry O'Donnell, CPA, P.C.
Telephone (303)745-4545                                 2228 South Fraser Street
                                                                          Unit 1
                                                          Aurora, Colorado 80014


Securities and Exchange Commission
100 F. Street
Washington, D.C. 20549

Re: USA Superior Energy Holdings, Inc.
    (formerly Comlink Communications Company)
    Commission File #333-117114

Gentlemen:

     We have read and agree with the comments in Item 4 of the For 8-K of USA Superior Energy Holdings, Inc. dated March 16, 2007.




                                        /s/Larry O'Donnell, CPA, P.C.
                                        ---------------------------------------
                                          Larry O'Donnell, CPA, P.C.

Aurora, Colorado
March 19, 2007